Exhibit 99.1
Coinbase Announces the Upsize and Pricing of $2.0 Billion of Senior Notes for General Corporate Purposes Including Product Development and Potential M&A
September 14, 2021
Remote-First-Company/HOUSTON--(BUSINESS WIRE) - Coinbase Global, Inc. (“Coinbase”) (Nasdaq: COIN) today announced the pricing of $1.0 billion aggregate principal amount of its 3.375% Senior Notes due 2028 (the “2028 notes”) and $1.0 billion aggregate principal amount of its 3.625% Senior Notes due 2031 (the “2031 notes” and, together with the 2028 notes, the “notes”) in its previously announced private offering (the “offering”). The aggregate principal amount of the offering was increased from the previously announced offering size of $1.5 billion due to market interest. The offering is expected to close on September 17, 2021, subject to satisfaction of customary closing conditions.
Interest on the notes will be payable in cash semi-annually in arrears, beginning on April 1, 2022, at a rate of 3.375% per year, with respect to the 2028 notes, and at a rate of 3.625% per year, with respect to the 2031 notes. The 2028 notes will mature on October 1, 2028, and the 2031 notes will mature on October 1, 2031, in each case unless earlier repurchased or redeemed. The notes will be fully and unconditionally guaranteed by Coinbase, Inc., a wholly owned subsidiary of Coinbase. The notes and the related guarantee will be Coinbase and the guarantor’s general unsecured senior obligations.
This capital raise bolsters Coinbase’s already strong balance sheet with low-cost capital. Coinbase intends to use the net proceeds from the offering for general corporate purposes, which may include continued investments in its product development, as well as potential investments in or acquisitions of other companies, products, or technologies that Coinbase may identify in the future.
The notes and the related guarantee were only offered and sold by means of a private offering memorandum to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. Neither the notes nor the related guarantee have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from such registration requirements.
This announcement is neither an offer to sell nor a solicitation of an offer to buy the notes or the related guarantee and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.
About Coinbase
Coinbase is building the cryptoeconomy – a more fair, accessible, efficient, and transparent financial system enabled by crypto. Coinbase started in 2012 with the radical idea that anyone, anywhere, should be able to easily and securely send and receive Bitcoin. Today, Coinbase offers a trusted and easy-to-use platform for accessing the broader cryptoeconomy.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” including, among other things, statements relating to the completion of the offering and the expected use of proceeds from the offering. Statements containing words such as “could,” “believe,” “expect,” “intend,” “will,” or similar expressions constitute forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether or not Coinbase will consummate the offering, market conditions affecting the offering, the anticipated use of the net proceeds of the offering, which could change as a result of market conditions or for other reasons, and the impact of general economic, industry or political conditions in the United States or internationally, including the impacts of the COVID-19 pandemic. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For information about other potential factors that could affect Coinbase’s business and financial results, please review the “Risk Factors” described in Coinbase’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the Securities and Exchange Commission (the “SEC”) and in Coinbase’s other filings with the SEC. Except as may be required by law, Coinbase undertakes no obligation, and does not intend, to update these forward-looking statements after the date of this release.
Contacts:
Press: press@coinbase.com
Investors: investor@coinbase.com